Exhibit 99.A

If you do not want to sell Fund interests at this time, please disregard this notice. This letter and attached information are simply notification of the Fund’s tender offer.

September 27, 2012

Dear Investor:

We are writing to inform you of important dates relating to a tender offer by Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Fund”). If you are not interested in redeeming your limited liability company interest in the Fund (“Interest”) at this time, please disregard this notice.

Tender offer information

The tender offer period will begin on September 27, 2012 and will end at 12:00 midnight, Eastern Time, on October 26, 2012 (the “Expiration Date”). The purpose of the tender offer is to provide liquidity to Investors who hold Interests in the Fund. Interests may be redeemed only by tendering them during one of the Fund’s announced tender offers.

Should you wish to tender your Interest or a portion of your Interest, please complete and return the enclosed Letter of Transmittal either (i) by mail to Grosvenor Funds, c/o BNY Mellon Alternative Investment Services, 400 Bellevue Parkway, 19C-0204, Wilmington, DE 19809, (ii) by e-mail to grosvenordeinvservices@bnymellon.com (please include the words “Grosvenor Fund Tender Documents” in the subject line), or (iii) by fax to (302) 791-2790. If you do not wish to sell your Interests, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO SELL ANY PORTION OF YOUR INTEREST AT THIS TIME.

All requests to tender Interests must be received by the Fund in good order by the Expiration Date.

To learn more

If you would like to learn more about the tender offer, please refer to the attached Offer to Purchase document, which contains additional information. If you have any questions regarding the tender offer or the Fund in general, please contact the Fund at (866) 211-4521.

IMPORTANT INFORMATION

Following Board consideration and authorization, the Fund has determined that, effective January 1, 2013, it expects to make the election to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 (i.e., a 1099-issuing “RIC”) as opposed to a partnership issuing a Schedule K-1, assuming that the Fund determines that it meets applicable RIC qualification requirements at that time. For tax and regulatory reasons related to such an election, the Grosvenor Registered Multi-Strategy Master Fund, LLC anticipates seeking to transition all of its investments, currently held in underlying Portfolio Funds organized as domestic limited partnership vehicles, to entities organized as offshore corporations or similar vehicles. Although Board authorization has been granted to the Fund’s investment adviser, the terms of the transaction are subject to change. Please refer to Section 9 of the enclosed Offer to Purchase for additional information.

Sincerely,

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500

No action is required if you do not want to sell any portion of your interest at this time.

September 27, 2012

Dear Investor:

We are writing to inform you of important dates relating to a tender offer by Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Fund”). If you are not interested in redeeming your limited liability company interest in the Fund (“Interest”) at this time, please disregard this notice.

Tender offer information

The tender offer period will begin on September 27, 2012 and will end at 12:00 midnight, Eastern Time, on October 26, 2012 (the “Expiration Date”). The purpose of the tender offer is to provide liquidity to Investors who hold Interests in the Fund. Interests may be redeemed only by tendering them during one of the Fund’s announced tender offers.

Should you wish to tender your Interest or a portion of your Interest for repurchase by the Fund during this Offer period, please contact your Portfolio Manager or registered representative, as applicable (each, a “Portfolio Manager/Financial Adviser”), who will enter the order and provide you with a customized Tender Offer Form for your account. Included with this Offer material is a sample Tender Offer Form which is for reference only. The Tender Offer Form generated for your account will need to be signed and returned to your Portfolio Manager/Financial Adviser. Upon receiving signed documentation, your Portfolio Manager/Financial Adviser will submit the form for processing. Your Portfolio Manager/Financial Adviser must submit the form by midnight, Eastern Standard Time, on October 26, 2012. The Fund recommends that all signed documents be submitted to an Investor’s Portfolio Manager/Financial Adviser by certified mail, return receipt requested. If you do not wish to sell your Interests, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO SELL ANY PORTION OF YOUR INTEREST AT THIS TIME.

All requests to tender Interests must be received by the Fund in good order by the Expiration Date.

To learn more

If you would like to learn more about the tender offer, please refer to the attached Offer to Purchase document, which contains additional information. If you have any questions regarding the tender offer or the Fund in general, please contact your Portfolio Manager/Financial Adviser at 1-866-MER-ALTS.

IMPORTANT INFORMATION

Following Board consideration and authorization, the Fund has determined that, effective January 1, 2013, it expects to make the election to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 (i.e., a 1099-issuing “RIC”) as opposed to a partnership issuing a Schedule K-1, assuming that the Fund determines that it meets applicable RIC qualification requirements at that time. For tax and regulatory reasons related to such an election, the Grosvenor Registered Multi-Strategy Master Fund, LLC anticipates seeking to transition all of its investments, currently held in underlying Portfolio Funds organized as domestic limited partnership vehicles, to entities organized as offshore corporations or similar vehicles. Although Board authorization has been granted to the Fund’s investment adviser, the terms of the transaction are subject to change. Please refer to Section 9 of the enclosed Offer to Purchase for additional information.

You originally became a Member of the Fund in connection with the reorganization of the Fund’s predecessor (“Prior Fund”). At that time, your capital account in the Prior Fund had a positive loss carryforward (a “Loss Carryforward Amount”) under the Prior Fund’s fee arrangements. As a result, the monthly Management Fee otherwise currently payable by the Fund with respect to your capital account has been reduced to zero since the reorganization and is not to be restored until such time as your Loss Carryforward Amount is first reduced to zero. As a consequence of the expected Subchapter M election described above, in the event your

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500

Loss Carryforward Amount has not been reduced to zero as of any month-end prior to and including December 31, 2013, effective January 1, 2013, the monthly Management Fee payable by the Fund with respect to your capital account will be restored in full; however the amount of any such Management Fee collected will be used to purchase, on your behalf, additional interests in the Fund at such interests’ then current net asset value until such time as your Loss Carryforward Amount is first reduced to zero.

Sincerely,

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500

If you do not want to sell Fund interests at this time, please disregard this notice. This letter and attached information are simply notification of the Fund’s tender offer.

September 27, 2012

Dear Investor:

We are writing to inform you of important dates relating to a tender offer by Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Fund”). If you are not interested in redeeming your limited liability company interest in the Fund (“Interest”) at this time, please disregard this notice.

Tender offer information

The tender offer period will begin on September 27, 2012 and will end at 12:00 midnight, Eastern Time, on October 26, 2012 (the “Expiration Date”). The purpose of the tender offer is to provide liquidity to Investors who hold Interests in the Fund. Interests may be redeemed only by tendering them during one of the Fund’s announced tender offers.

Should you wish to tender your Interest or a portion of your Interest for repurchase by the Fund during this Offer period, please contact your Portfolio Manager or registered representative, as applicable (each, a “Portfolio Manager/Financial Adviser”), who will enter the order and provide you with a customized Tender Offer Form for your account. Included with this Offer material is a sample Tender Offer Form which is for reference only. The Tender Offer Form generated for your account will need to be signed and returned to your Portfolio Manager/Financial Adviser. Upon receiving signed documentation, your Portfolio Manager/Financial Adviser will submit the form for processing. Your Portfolio Manager/Financial Adviser must submit the form by midnight, Eastern Standard Time, on October 26, 2012. The Fund recommends that all signed documents be submitted to an Investor’s Portfolio Manager/Financial Adviser by certified mail, return receipt requested. If you do not wish to sell your Interests, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO SELL ANY PORTION OF YOUR INTEREST AT THIS TIME.

All requests to tender Interests must be received by the Fund in good order by the Expiration Date.

To learn more

If you would like to learn more about the tender offer, please refer to the attached Offer to Purchase document, which contains additional information. If you have any questions regarding the tender offer or the Fund in general, please contact your Portfolio Manager/Financial Adviser at 1-866-MER-ALTS.

IMPORTANT INFORMATION

Following Board consideration and authorization, the Fund has determined that, effective January 1, 2013, it expects to make the election to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 (i.e., a 1099-issuing “RIC”) as opposed to a partnership issuing a Schedule K-1, assuming that the Fund determines that it meets applicable RIC qualification requirements at that time. For tax and regulatory reasons related to such an election, the Grosvenor Registered Multi-Strategy Master Fund, LLC anticipates seeking to transition all of its investments, currently held in underlying Portfolio Funds organized as domestic limited partnership vehicles, to entities organized as offshore corporations or similar vehicles. Although Board authorization has been granted to the Fund’s investment adviser, the terms of the transaction are subject to change. Please refer to Section 9 of the enclosed Offer to Purchase for additional information.

Sincerely,

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500